SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 29, 2007, Copano Energy, L.L.C. (the “Company”) modified its commodity risk management portfolio through the disposition of the following put options for propane:
TET Propane:

	Put Strike	Put Volumes
	(per gallon)	(barrels per day)
July-December 2007	$1.0950	700
Calendar 2008	$1.0500	300
The disposition was made to reflect reduced projected propane output, net to the Company’s interest, as a result of, among other things, modifications to a contract with a producer. A table summarizing the Company’s commodity hedge portfolio as of June 30, 2007 is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Summary of Copano Energy, L.L.C. Commodity Hedge Portfolio as of June 30, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: July 5, 2007	By:	/s/ MATTHEW J. ASSIFF
		Name:	Matthew J. Assiff
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Summary of Copano Energy, L.L.C. Commodity Hedge Portfolio as of June 30, 2007

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